Exhibit 10.1
AMENDMENT NUMBER TWO TO THE
FOSSIL GROUP, INC. 2020 CASH INCENTIVE PLAN

This AMENDMENT NUMBER TWO TO THE FOSSIL GROUP, INC. 2020 CASH INCENTIVE PLAN (this “Amendment”), effective as of October 2, 2023, is made and entered into by Fossil Group, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Fossil Group, Inc. 2020 Cash Incentive Plan, as amended by Amendment Number One (collectively, the “Plan”).

RECITALS

WHEREAS, Article VIII of the Plan provides that the Compensation Committee (the “Committee”) of the Company’s Board of Directors may amend the Plan at any time and from time to time; and

WHEREAS, the Company desires to amend the Plan to clarify that amounts payable pursuant to the Plan are subject to reduction or recoupment in accordance with any clawback or recoupment policy of the Company, including, without limitation, the Compensation Recovery Policy that the Company is adopting to comply with Rule 5608 of the Nasdaq Listing Rules.

NOW, THEREFORE, in accordance with Article VIII of the Plan and effective as of the date hereof, the Plan is hereby amended as follows:

1.Section 6.4 of the Plan (Recoupment for Restatements) is hereby amended by deleting said section in its entirety and replacing it with the following new Section 6.4:

6.4 Recoupment for Restatements. Notwithstanding any other provision in this Plan to the contrary, the Committee may reduce any unpaid Incentive Compensation payable to the Participant and may recoup all or any portion of any Incentive Compensation previously paid to the Participant, in accordance with the terms and conditions of any clawback or recoupment policy of the Company, including, without limitation, if applicable, the Compensation Recovery Policy, as any such policy may be amended from time to time.

1.Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

FOSSIL GROUP, INC.

By: /s/ Kosta N. Kartsotis
Name: Kosta N. Kartsotis
Title: Chief Executive Officer